Exhibit 99.1

Paysign, Inc. Revises 2019 Annual Revenue Guidance, Adjusted EBITDA Guidance Remains Unchanged

HENDERSON, Nev., September 9, 2019--(BUSINESS WIRE)--Paysign, Inc. (NASDAQ: PAYS), a vertically integrated provider of innovative prepaid card programs and processing services for corporate, consumer, and government applications, today revised its revenue guidance for its fiscal year ending December 31, 2019. Total revenue is now expected to be in the range of $35.0 million to $37.0 million, representing an increase of 50% to 58% compared to $23.4 million for full year 2018. This revises the company’s previous guidance of $38.0 million to $40.0 million. The company’s Adjusted EBITDA guidance remains unchanged at $10.0 million to $12.0 million, representing a 104% to 145% increase compared to $4.9 million for full year 2018. The company continues to experience gross margin expansion and improved operating leverage during 2019 when compared to full year 2018.

The revised guidance primarily reflects delays in onboarding of new plasma industry programs planned for the first and second quarters of 2019. The resulting revenue shortfall has been partially offset to date by better than expected revenue from the company’s pharmaceutical industry programs. The delayed plasma programs are now planned to be live by the end of September and are expected to materially increase the company’s monthly plasma industry revenue.

“Although we are disappointed that recent events have impacted our second half revenue expectations, we remain excited about our continued growth and sales pipeline in both pharma and plasma, as well as opportunities in additional verticals,” said Mark Newcomer, CEO of Paysign. “We remain optimistic with respect to our future and remain committed to the growth of both new and existing product lines.”

Projected Financial Information and Non-GAAP Measures

The guidance included in this press release was not prepared with a view to complying with generally accepted accounting principles as applied in the United States (“GAAP”) or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, the company’s independent registered public accounting firm has not examined, compiled, or performed any procedures with respect to the guidance. The guidance included in this press release has been prepared by the company’s management and is subjective in many respects.

Although the guidance is presented with numerical specificity, the guidance reflects estimates made by the company’s management and numerous assumptions with respect to the company’s ability to achieve strategic goals, objectives, and targets, industry performance, regulatory environment, general business, economic, market, and financial conditions, and other important factors that may affect actual results and cause the guidance not to be achieved. The guidance is only an estimate of what management believes is realizable as of the date of release. The guidance constitutes forward-looking statements and does not take into account any circumstances or events that may occur after the date hereof. As a result, there can be no assurance that the guidance will be realized, and actual results may be materially better or worse than those contained in the guidance. The guidance should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the company contained in its public filings with the Securities and Exchange Commission (“SEC”). For information on factors that may cause the company’s future results to materially vary, see “Forward-Looking Statements” below.

Except to the extent required by applicable federal securities laws, the company does not intend, and expressly disclaims any responsibility, to update or otherwise revise the guidance to reflect circumstances existing after the date hereof, or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the guidance are shown to be in error.

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Furthermore, a measure included in the guidance, Adjusted EBITDA, is a non-GAAP financial measure. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, or superior to, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the company may not be comparable to similarly titled measures used by other companies. The company defines Adjusted EBITDA as net income less the following cash and non-cash items: interest, taxes, stock-based compensation, amortization, and depreciation. The company believes this non-GAAP measure helps investors better evaluate its past financial performance and potential future results. Additionally, such measure helps compare the company’s performance on a consistent basis across time periods.

The company is not providing a quantitative reconciliation of this forward-looking non-GAAP financial measure. In accordance with Item 10(e)(1)(i)(B) of Regulation S-K, a quantitative reconciliation of a forward-looking non-GAAP financial measure is only required to the extent it is available without unreasonable efforts. The company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation, or to quantify the probable significance of these items at this time. The adjustments required for any such reconciliation of the company’s forward-looking non-GAAP financial measure cannot be accurately forecast by the company, and therefore the reconciliation has been omitted.

About Paysign, Inc.

Paysign, Inc. (NASDAQ: PAYS) is a vertically integrated provider of innovative prepaid card programs and processing services for corporate, consumer, and government applications. Its payment solutions are utilized by corporate customers as a means to increase customer loyalty, increase patient adherence rates, reduce administration costs, and streamline operations. Public sector organizations can utilize Paysign’s payment solutions to disburse public benefits or for internal payments. Through the Paysign platform, it provides a variety of services, including transaction processing, cardholder enrollment, value loading, cardholder account management, reporting, and customer service. Paysign has developed prepaid card programs for corporate incentive and rewards, including, but not limited to, consumer rebates and rewards, donor compensation, demand deposit accounts accessible with a debit card, healthcare reimbursement payments, and pharmaceutical payment assistance. Paysign® is a registered trademark of Paysign, Inc. in the United States and other countries. For more information visit Paysign at paysign.com or follow Paysign on LinkedIn, Twitter, and Facebook.

Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and the company intends that such forward-looking statements be subject to the safe-harbor created thereby. All statements, other than statements of fact, included in this release, are forward-looking statements. Such forward-looking statements include, among others, the company’s expected total revenue and Adjusted EBITDA for fiscal 2019; the company’s belief that it continues to experience gross margin expansion and improved operating leverage during 2019 when compared to full year 2018; the expectation that the delayed plasma programs are planned to be live by the end of the third quarter and will materially increase the company’s monthly plasma industry revenue; the company’s excitement about its continued growth and sales pipeline in both pharma and plasma as well as opportunities in additional verticals; and the company’s optimism with respect to its future and its commitment to the growth of both new and existing product lines. We caution that these statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, the risks detailed from time to time in the company’s reports filed with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Except to the extent required by federal securities laws, the company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Contacts

Paysign, Inc.
Jim McCroy, 702-749-7269
Investor Relations
ir@paysign.com
www.paysign.com

Source: Paysign, Inc.

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